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                              FORM 8-K

                           CURRENT REPORT


                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549


PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of earliest event reported)  March 4, 1994




Commission     Registrant; State of Incorporation;    IRS Employer
File Number    Address; and Telephone Number       Identification No
- -----------    ----------------------------------- -----------------

1-9513                 CMS ENERGY CORPORATION         38-2726431
                      (A Michigan Corporation)
                  Fairlane Plaza South, Suite 1100
                        330 Town Center Drive
                      Dearborn, Michigan 48126
                           (313) 436-9261


1-5611                 CONSUMERS POWER COMPANY        38-0442310
                      (A Michigan Corporation)
                      212 West Michigan Avenue
                      Jackson, Michigan  49201
                           (517) 788-1030

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ITEM 5.  OTHER EVENTS.

Electric Rate Case Proceedings

As discussed in PART II. OTHER INFORMATION. Item 1. Legal Proceedings and Note 3 to the Consolidated Financial Statements in the Forms 10-Q for the Quarter ended September 30, 1993 of CMS Energy Corporation ("CMS Energy") and its wholly owned subsidiary, Consumers Power Company ("Consumers"), on May 10, 1993, Consumers filed an application with the Michigan Public Service Commission ("MPSC") seeking an increase in its base electric rates (MPSC Case No. U-10335). On brief in this proceeding Consumers revised its requested electric rate increase to approximately $133 million in 1994 while its requested electric rate increase for 1995 remained at $38 million. The Proposal for Decison (PFD) was issued by the Administrative Law Judge (ALJ) in this proceeding on March 4, 1994 wherein the ALJ recommended a rate increase in 1994 of approximately $33 million with no incremental increase in 1995 to be granted as part of this proceeding. However, there were inconsistencies between the recommended final rate relief and the findings in which appeared to understate the recommended final rate relief of approximately $50 million. On March 8, 1994 an errata to the PFD was issued wherein the recommended final rate relief was revised to $82,800,000. Under the current schedule exceptions to the PFD are due March 18 with replies to exceptions due April 1. The PFD is not binding on the MPSC. An order of the MPSC will be issued sometime thereafter.


Recent Developments Relating to the Midland Cogeneration Venture Limited Partnership ("MCV")

On March 4, 1994 the institutional investors who, along with a partnership in which CMS Midland Holdings Company (a subsidiary of Consumers) is a partner, are the lessors of the MCV Facility (the "Owner Participants") filed a lawsuit in federal district court for the southern district of New York against CMS Energy, Consumers and CMS Midland Holdings Company. It alleges breach of contract, breach of fiduciary duty and negligent or willful misrepresentation relating to MCV's failure to object to the order issued by the MPSC settling issues with respect to the rate treatment of Consumers purchases of power from the MCV ("Settlement Order"). Consumers' interpretation of the Settlement Order as it relates to certain payments to the MCV is the subject of an arbitration between the MCV and Consumers. The action alleges compensatory and punitive damages in excess of $1 billion and seeks injunctive relief relative to Consumers' payments of fixed energy charges to the MCV. CMS Energy and Consumers believe that at all times they and CMS Midland Holdings have conducted themselves properly and that the action is without merit. They also believe that a significant portion of the alleged damages represent fixed energy charges in dispute in the arbitration. CMS Energy and Consumers are unable to predict the outcome of this action. The Settlement Order, the arbitration and related matters are discussed in PART II.
OTHER INFORMATION. Item 1. Legal Proceedings and Note 2 to the Consolidated Financial Statements in the Forms 10-Q for the Quarter ended September 30, 1993 of CMS Energy and Consumers.




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                             SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.






                                    CMS ENERGY CORPORATION



Dated:   March 8, 1994              By:  /s/ A M Wright
                                       --------------------------
                                         Alan M. Wright
                                         Senior Vice President and
                                          Chief Financial Officer




                                    CONSUMERS POWER COMPANY



Dated:   March 8, 1994              By:  /s/ A M Wright
                                       --------------------------
                                         Alan M. Wright
                                         Senior Vice President and
                                          Chief Financial Officer


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